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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-3 of PRI Automation, Inc. (the "Company") to register 1,403,504 shares of Common Stock of our report dated November 13, 1998, except for the information in the first paragraph of Note K and Note T which is as of December 18, 1998 and November 24, 1998, respectively, on our audits of the consolidated financial statements of the Company as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which report is included in the Company's 1998 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                               /s/ PricewaterhouseCoopers LLP


                                               PricewaterhouseCoopers LLP


Boston, Massachusetts
March 4, 1999